Exhibit 99.1

EnviroStar, Inc.

290 NE 68 Street

Miami, FL 33138

Henry M. Nahmad (305) 754-8676

Michael Steiner (305) 754-8676

EnviroStar, Inc. (“EVI”) Announces Record First Quarter Results

Miami, FL – November 9, 2018 – EnviroStar, Inc. (NYSE American: EVI) (“EVI” or the “Company”) reported record results for the first quarter of its fiscal year ending June 30, 2019. The record results reflect the Company’s consistent execution of its buy-and-build growth strategy.

Q1 of Fiscal 2019 Highlights (compared to EVI’s results for the first quarter of the fiscal year ended June 30, 2018):

▪	Revenue increased 65% to a record $43.4 million,
▪	Gross margin dollars increased 58% to a record $9.7 million,
▪	Gross margin, as a percentage of revenue, was lower by 1.0% due to product mix,
▪	Operating income increased 46% to a record $1.4 million,
▪	Net income increased 41% to a record $0.8 million, and
▪	Adjusted EBITDA increased 53% to a record $2.4 million.

The improvement in the Company’s performance during the first quarter of fiscal 2019 compared to the first quarter of fiscal 2018 is due primarily to the results of Tri-State Technical Services, Inc. (“Tri-State”), which was acquired by EVI during the second quarter of fiscal 2018, and AAdvantage Laundry Systems, Inc. (“AAdvantage”) and Sky-Rent LP (“Sky-Rent”), which were acquired by EVI during the third quarter of fiscal 2018. In addition, as described in further detail below, EVI acquired two additional companies, Industrial Laundry Services, Inc. and Scott Equipment, Inc., during September 2018, and EVI’s results for the first quarter of fiscal 2019 include less than a month of results of those companies. EVI also acquired Washington Automated, Inc. following the completion of the first quarter of fiscal 2019.The increases in revenue and gross margin dollars during the first quarter of fiscal 2019 were partially offset by increases in SG&A, which primarily reflect increases to corporate level expenses in connection with EVI’s growth and in support of the execution of EVI’s buy-and-build growth strategy.

Buy Activity

During the first quarter of fiscal 2019, EVI continued the execution of its buy-and-build growth strategy through the addition of Industrial Laundry Services, an Orlando-based business, which EVI acquired on September 4, 2018, and Scott Equipment, a Houston-based business, which EVI acquired on September 12, 2018. As previously announced, it is expected that the addition of Industrial Laundry Services will bolster the service capabilities of EVI’s Florida operations and that the addition of Scott Equipment will substantially increase EVI’s market share in Texas. In addition, subsequent to the completion of the first quarter of fiscal 2019, EVI completed the acquisition of Washington Automated, a Seattle-based business, and entered into definitive agreements to purchase Worldwide Laundry, Inc., a Miami-based business, and Skyline Equipment, Inc., a Houston-based business.

Build Activity

In addition to the acquisitions described above, EVI’s leadership teams have undertaken growth initiatives, including the addition of new product lines, the enhancement of installation and service capabilities, and the implementation of scalable technologies. EVI believes that these growth initiatives may have a positive impact on the Company’s future performance. To lead and fulfill these and other growth initiatives, EVI successfully recruited, and continues to recruit, talented and long-term focused professionals.

During the quarter the Company entered into a new five-year, $100 million syndicated credit facility with Bank of America and US Bank as joint lead arrangers, and Fifth Third Bank. The new credit facility includes a $100 million revolving line of credit and an accordion feature, which at EVI’s option, can expand commitments in the revolver to $140 million in the aggregate. The new credit facility replaces the existing $27 million asset-based credit facility with Wells Fargo that was scheduled to mature in October 2021.

Henry M. Nahmad, Chairman, Chief Executive Officer and President of EVI, commented: “EVI delivered another record quarter with strong sales in the industrial, commercial, and vended segments of the laundry industry. While our existing operating subsidiaries and their management teams remain focused on building their businesses, we also added important businesses in key markets, resulting in increased market share and further strengthening the depth, experience, and capabilities of our sales and service organizations. EVI continues to aggressively pursue buy-and-build growth opportunities in and around the laundry industry with a long-term goal of building a national enterprise.”

It is important to note that the timing of revenue recognition related to the sale and installation of commercial, industrial, and vended laundry products are occasionally impacted by delays related to installation schedules.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income as shown in the attached Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EnviroStar

EnviroStar, Inc., through its wholly-owned subsidiaries, is a distributor that sells, leases, and rents commercial, industrial, and vended laundry and dry cleaning equipment and steam and hot water boilers manufactured by others, supplies related replacement parts and accessories, designs and plans turn-key laundry, dry cleaning, and boiler systems, and provides installation and maintenance services to thousands of customers, which include commercial, industrial, institutional, government, and retail customers. These activities are conducted in the United States, Canada, the Caribbean and Latin America.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risks related to EVI’s business, results, financial condition, growth strategy, market share and prospects, risks related to EVI’s ability to successfully build its existing operations, risks related to organic growth initiatives and EVI’s recruitment efforts in connection therewith, including that such initiatives may not be successful or otherwise have a positive impact on EVI’s financial condition and results of operations, risks associated with the EVI’s buy and build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities, including that acquisitions as to which definitive agreements have been entered into but which have not yet been consummated may not be completed when expected, on the contemplated terms, or at all, that the potential benefits of acquisitions completed or which may be consummated in the future may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with acquisitions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with acquisitions, risks related to the business, operations and prospects of acquired businesses, risks related to EVI’s and its acquired businesses’ relationships with principal suppliers and customers and the impact that the loss of any principal supplier or customer could have on EVI’s results and financial condition, risks related to EVI’s indebtedness, including increases in its debt position, and other economic, competitive, governmental, technological and other risks and factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018. Many of these risks and factors are beyond EVI’s control. Further, past performance of EVI and its acquired businesses and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EnviroStar, Inc.
Condensed Consolidated Results of Operations (in thousands, except per share data) (Unaudited)

	3-Months Ended	3-Months Ended
	9/30/18	9/30/17

Revenues	$43,375	$26,273
Cost of Sales	33,653	20,124
Gross Profit	9,722	6,149
SG&A	8,290	5,166
Operating Income	1,432	983
Interest Expense, net	165	66
Income before Income Taxes	1,267	917
Provision for Income Taxes	471	354
Net Income	$796	$563

Net Income per Share
Basic	$0.07	$0.05
Diluted	$0.06	$0.05

Weighted Average Shares Outstanding
Basic	11,236	10,468
Diluted	11,774	10,849

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EnviroStar, Inc.
Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share- based Compensation (in thousands) (Unaudited)

	3-Months Ended	3-Months Ended
	9/30/18	9/30/17

Net Income	$796	$563
Provision for Income Taxes	471	354
Interest Expense	165	66
Depreciation and Amortization	533	219
Amortization of Share-based Compensation	414	357
Adjusted EBITDA	$2,379	$1,559